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                                 EXHIBIT 23(A)


                      CONSENT OF COOPERS & LYBRAND L.L.P.



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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
CDW Computer Centers, Inc.

We consent to the incorporation by reference in the registration statement of CDW Computer Centers, Inc. on Form S-8 of our reports dated January 22, 1997, except for Note 10 as to which the date is February 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of CDW Computer Centers, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which reports are included in the 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in this registration statement on Form S-8.

                                                Coopers & Lybrand L.L.P.




Chicago, Illinois
January 8, 1998